UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 North Wall Quay
Dublin 1, , Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 20, 2025, Iterum Therapeutics plc (the “Company”) issued a press release announcing the U.S. commercial launch of ORLYNVAH™ (sulopenem etzadroxil and probenecid) oral tablets for the treatment of adult women with uncomplicated urinary tract infections caused by Escherichia coli, Klebsiella pneumoniae or Proteus mirabilis with limited or no alternative oral antibacterial options. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On August 20, 2025, the Company announced the U.S. commercial launch of ORLYNVAH™ oral tablets for the treatment of adult women with uncomplicated urinary tract infections (uUTIs) caused by Escherichia coli, Klebsiella pneumoniae or Proteus mirabilis with limited or no alternative oral antibacterial options.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Iterum Therapeutics plc, dated August 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	August 20, 2025	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer